EX. 99.28(h)(17)(xv)

Amendment to

Transfer Agency Agreement

Between Jackson Variable Series Trust And

Jackson National Asset Management, LLC

This Amendment is made by and between Jackson Variable Series Trust, a Massachusetts business trust (the “Trust”) and Jackson National Asset Management, LLC, a Michigan limited liability company (“JNAM”).

Whereas, the Trust and the JNAM (the “Parties”) entered into a Transfer Agency Agreement dated November 29, 2011, as amended (the “Agreement”), whereby JNAM agreed to render certain transfer agency and other services to units of beneficial interest in separate funds of the Trust (the “Funds”), as listed on Exhibit A of the Agreement, and the owners of record thereof.

Whereas, the Board of Trustees of the Trust (the “Board”) approved the following fund mergers and fund name changes for certain funds, as outlined below, effective August 13, 2018 (collectively, the “Fund Changes”):

Fund Mergers

1)  JNL Real Asset Fund to merge into the JNL/PIMCO Real Return Fund of JNL Series Trust; and
2)  JNL Interest Rate Opportunities Fund to merge into the JNL Conservative Allocation Fund.

Fund Name Changes

1)  JNL/PIMCO Credit Income Fund change to JNL/PIMCO Investment Grade Corporate Bond Fund;
2)  JNL Tactical ETF Moderate Fund change to JNL iShares Tactical Moderate Fund;
3)  JNL Tactical ETF Moderate Growth Fund change to JNL iShares Tactical Moderate Growth Fund; and
4)  JNL Tactical ETF Growth Fund change to JNL iShares Tactical Growth Fund.

Whereas, pursuant to Board approval of the Fund Changes, as outlined above, the Parties have agreed to amend the Agreement, effective August 13, 2018, to update the list of funds to remove the merged funds, and to update the fund names in Exhibit A.

Now Therefore, in consideration of the mutual covenants herein contained, the Parties hereby agree to amend the Agreement as follows:

1.	Exhibit A to the Agreement is hereby deleted and replaced in its entirety with Exhibit A dated August 13, 2018, attached hereto.

2.
Each of the Parties represents and warrants to the others that it has full authority to enter into this Amendment, upon the terms and conditions hereof, and that the individual executing this Amendment is duly authorized to bind the respective party to this Amendment.

3.	This Amendment may be executed in one or more counterparts, which together shall constitute one document.

In Witness Whereof, the Parties have caused this Amendment to be executed, effective August 13, 2018.

Attest:		Jackson Variable Series Trust

By:	/s/ Norma M. Mendez	By:	/s/ Kristen K. Leeman
	Norma M. Mendez	Name:	Kristen K. Leeman
		Title:	Assistant Secretary

Attest:		Jackson National Asset Management, LLC

By:	/s/ Norma M. Mendez	By:	/s/ Mark D. Nerud
	Norma M. Mendez	Name:	Mark D. Nerud
		Title:	President and CEO

Exhibit A

Dated August 13, 2018

Funds Class A & Class I Shares

JNL Conservative Allocation Fund
JNL Moderate Allocation Fund
JNL Institutional Alt 100 Fund
JNL iShares Tactical Moderate Fund
JNL iShares Tactical Moderate Growth Fund
JNL iShares Tactical Growth Fund
JNL/American Funds® Global Growth Fund
JNL/American Funds® Growth Fund
JNL/AQR Risk Parity Fund
JNL/BlackRock Global Long Short Credit Fund
JNL/DFA U.S. Small Cap Fund
JNL/DoubleLine® Total Return Fund
JNL/Eaton Vance Global Macro Absolute Return Advantage Fund
JNL/Epoch Global Shareholder Yield Fund
JNL/FAMCO Flex Core Covered Call Fund
JNL/Lazard International Strategic Equity Fund
JNL/Neuberger Berman Currency Fund
JNL/Neuberger Berman Risk Balanced Commodity Strategy Fund
JNL/Nicholas Convertible Arbitrage Fund
JNL/PIMCO Investment Grade Corporate Bond Fund
JNL/PPM America Long Short Credit Fund
JNL/T. Rowe Price Capital Appreciation Fund
JNL/The Boston Company Equity Income Fund
JNL/The London Company Focused U.S. Equity Fund
JNL/VanEck International Gold Fund
JNL/WCM Focused International Equity Fund

A-1